UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2005

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On June 28, 2005, Harman International Industries, Incorporated (the “Company”) entered into a Multi-Currency, Multi-Option Credit Agreement (the “Credit Agreement”), with JP Morgan Chase Bank, N.A., as administrative agent, and the other banks and financial institutions party thereto.

     The Credit Agreement is an unsecured five-year multi-currency revolving credit facility. Maximum borrowings under the Credit Agreement are $300,000,000 (which under certain circumstances may be increased to $350,000,000).

     Borrowings under the Credit Agreement bear interest at a floating rate plus a margin. The margin varies based upon the Company’s long-term debt credit ratings. The Credit Agreement contains covenants that, among other things, require the Company to maintain a debt to capitalization ratio and an interest coverage ratio, and limit the ability of the Company and certain of its subsidiaries to encumber or sell assets, to incur additional subsidiary debt, and to make certain investments. The Credit Agreement permits the Company to pay dividends or repurchase its capital stock without any dollar limitation provided that the Company would be in compliance with its financial covenants in the Credit Agreement after giving effect to such dividend or repurchase.

     The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     JPMorgan Chase Bank, N.A. and its affiliates have provided and may in the future provide certain advisory and investment banking services in the ordinary course of business for the Company, for which they receive customary fees and expenses.

Item 1.02. Termination of a Material Definitive Agreement.

     The Credit Agreement terminates and replaces the Company’s Multi-Currency, Multi-Option Credit Agreement, dated August 14, 2002 (the “Prior Credit Agreement”). The Prior Credit Agreement provided for a $150,000,000 multi-currency revolving credit facility. By its terms, the Prior Credit Agreement would have expired on August 14, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
4.1	Multi-Currency, Multi-Option Credit Agreement, dated June 28, 2005, among the Company and the several lenders named therein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Sandra Robinson
Sandra Robinson
Vice President, Financial Operations

Date: June 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Multi-Currency, Multi-Option Credit Agreement, dated June 28, 2005, among the Company and the several lenders named therein.